UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2023

PARDES BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40067	85-2696306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2173 Salk Avenue, Suite 250

PMB#052

Carlsbad, CA 92008

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 415-649-8758

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PRDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On June 2, 2023, Pardes Biosciences, Inc. (the Company) and Heidi Henson, the Company’s Chief Financial Officer, entered into a retention bonus agreement (the Retention Agreement). Pursuant to the Retention Agreement, Ms. Henson is eligible to receive a one-time cash retention bonus from the Company in the amount of $100,000, subject to applicable taxes and withholdings, in consideration for Ms. Henson’s continued employment through and until the consummation of a Strategic Transaction (as defined in the Retention Agreement) or, in certain circumstances, upon a termination of employment by the Company without cause or upon her death prior to the consummation of a Strategic Transaction if a Strategic Transaction occurs on or before December 31, 2023. The benefit provided to Ms. Henson pursuant to the Retention Agreement is in addition to any payments she may become eligible to receive under the Company’s Executive Severance Plan. This description of the Retention Agreement is a summary and is qualified in its entirety by reference to the Retention Agreement which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Pardes Biosciences, Inc. 2023 Annual Meeting of Stockholders held on June 1, 2023 (the Annual Meeting), the matters listed below were submitted to a vote of the Company’s stockholders. There were 46,052,254 shares of the Company’s common stock present at the Annual Meeting in person or by proxy, which represented approximately 74.61% of the voting power of the shares of the Company’s common stock entitled to vote at the Annual Meeting and constituted a quorum for the transaction of business. Holders of the Company’s common stock were entitled to one vote for each share held as of the close of business on April 4, 2023. A detailed description of each of the proposals is included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 20, 2023. The result of the stockholders’ votes are as follows:

1.
Laura J. Hamill, John C. Pottage, Jr., M.D. and Michael D. Varney, Ph.D. were elected to serve as Class II Directors on the Company’s Board of Directors for three-year terms lasting until the Company's 2026 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation, or removal.

Director Nominee	Votes For	Votes Abstaining/Withheld	Broker Non-Votes
Laura J. Hamill	33,171,408	1,527,597	11,353,249
John C. Pottage, Jr., M.D.	34,646,656	52,349	11,353,249
Michael D. Varney, Ph.D.	34,414,662	284,343	11,353,249

2.
The stockholders ratified, on a non-binding advisory basis, the appointment of KPMG LLP, as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023.

Votes For	Votes Against	Votes Abstaining/Withheld	Broker Non-Votes
46,019,444	2,510	30,300	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).
10.1#	Retention Bonus Agreement, dated June 2, 2023, by and between Pardes Biosciences, Inc. and Heidi Henson.

# Indicates a management contract or any compensatory plan, contract or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PARDES BIOSCIENCES, INC.

By:	/s/ Thomas G. Wiggans
Name:	Thomas G. Wiggans
Title:	Chief Executive Officer and Chair of the Board of Directors

Date: June 5, 2023